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                                                                    Exhibit 3.52

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         SIRVA ACQUISITION COMPANY, LLC

     This Limited Liability Company Agreement (this "AGREEMENT") of SIRVA Acquisition Company, LLC, is entered into by SIRVA, Inc., as the sole member (the "MEMBER"), as of March 14, 2002.

     The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.), as amended from time to time (the "ACT"), and hereby agrees as follows:

                                    ARTICLE I
                               NAME, PURPOSE, ETC.

     Section 1.1. NAME. The name of the limited liability company hereby formed is SIRVA Acquisition Company, LLC (the "COMPANY"). The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

     1.2. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     1.3. TERM. The term of the Company commences on the date the Certificate of Formation is filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 5.1 of this Agreement.

     1.4. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

     1.5. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     1.6. QUALIFICATION IN OTHER JURISDICTIONS. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

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     1.7. FISCAL YEAR. The fiscal year of the Company (the "FISCAL YEAR") shall end on December 31.

     1.8. TAXATION. The Company shall not, and the Member and the Board shall not permit the Company to elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes, including without limitation by electing to treat the Company as an association taxable as a corporation under Treasury Regulations section 301.7701-3(a) or any corresponding provision of state or local law.

     1.9 CERTAIN RATIFIED ACTIONS. Without in any way limiting the generality of the foregoing or anything else contained in this Agreement or in any other document, Laura Beny, is hereby designated as an authorized person, within the meaning of the Act and the execution and filing of the Certificate of Formation of the Company on March 7, 2002, and the Certificate of Amendment of Certificate of Formation of the Company on March 14, 2002, with the Secretary of State are hereby ratified and confirmed.

     1.10 PROJECT BROWNSTONE. Without in any way limiting the generality of the foregoing or anything else contained in this Agreement or in any other document:

     (a) the Company be and is hereby authorized and empowered to purchase the relocation services business (the "BROWNSTONE BUSINESS") conducted by Cooperative Resource Services, Ltd., an Ohio limited liability company (the "BROWNSTONE SELLER"), and certain of its subsidiaries, through the purchase of the assets of the Seller related to such Brownstone Business and the capital stock of such subsidiaries for an equity purchase price of up to $60 million (the "BROWNSTONE EQUITY PURCHASE PRICE") and assumption of up to $65 million of indebtedness (the "BROWNSTONE ASSUMED DEBT") of the Brownstone Business (the "BROWNSTONE ACQUISITION");

     (b) the form, terms and provisions of the Purchase Agreement (the "BROWNSTONE PURCHASE AGREEMENT"), among the Member, the Company, the Brownstone Seller, Edward J. Davidson and the other parties thereto, a draft dated
March 15, 2002 of which has been distributed to the Member, which is conditioned upon, among other things, the consent of the lenders to the Member and its subsidiaries under certain financing facilities of the Member and its subsidiaries, and providing for, among other things, the purchase of the assets of the Seller and the capital stock of certain of its subsidiaries relating to the Brownstone Business, be and it is hereby authorized and approved, and that any of the President, any Vice President, Treasurer or Secretary (each an "AUTHORIZED OFFICER") be, and they hereby are, authorized and empowered to execute and deliver each such agreement in the name and on behalf of the Company, substantially in such form with such changes, additions or deletions as any Authorized Officer executing such agreement may approve, his or her execution thereof to be conclusive evidence of such approval and of such Officer's authority to do so;

     (c) the Company be, and it hereby is, authorized and empowered to perform its respective obligations under the Brownstone Purchase Agreement, and to consummate the transactions contemplated thereby, including but not limited to the Brownstone Acquisition and the payment of the purchase price under the Brownstone Agreement;

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     (d) the form, terms and provisions of each of (i) the Tranche A Note and
Tranche B Note, (ii) the Escrow Agreement, (iii) the Transitional Services Agreement, (iv) the Commercial Services Agreement, (v) the Cleveland HQ Sublease, and (vi) the Consulting Agreement, each substantially in the form of the draft attached to the Brownstone Purchase Agreement, and which is to be entered into in connection with the closing of the Brownstone Acquisition, by the parties contemplated by such agreement or note, be, and they hereby are, approved; and that any of the Authorized Officers be, and each of them hereby is, authorized and empowered to execute and deliver each such agreement or note in the name and on behalf of the Company, substantially in such form with such changes, additions or deletions as any Authorized Officer executing such agreement or note may approve, his or her execution thereof to be conclusive evidence of such approval and of such Officer's authority to do so;

     (e) the issuance by the Company of the Tranche A Note in the aggregate principal amount of $10 million and the Tranche B Note in the aggregate principal amount of $5 million, each to bear interest at an annual rate of 10 percent, be and it hereby is, approved; and

     (f) in connection with the Brownstone Acquisition, the Company be, and it hereby is, authorized to borrow up to $15 million in acquisition financing from such financial institutions and on such terms and conditions as the Treasurer may determine.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     2.1. GENERALLY. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the "BOARD") consisting of at least four natural persons designated as directors (the "DIRECTORS") as provided below. The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act, PROVIDED, HOWEVER, that there shall be reserved to the Member the powers that, under the Delaware General Corporation Law, are reserved to the stockholders of a corporation organized under laws of the State of Delaware.

     2.2. ELECTION OF BOARD. The Directors shall be chosen by the Member. The initial Directors of the Company will be as set forth on Annex A hereto. Each Director shall hold office until a successor is selected by the Member or until such Director's death, resignation or removal. Each Director is hereby designated as a "manager" (within the meaning of the Act) of the Company.

     2.3. MEETINGS OF THE BOARD. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board or the Member. Any Director may call a meeting of the Board on three days' notice to each other Director,

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either personally, by telephone, by facsimile or by any other similarly timely means of communication.

     2.4. QUORUM AND ACTS OF THE BOARD. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     2.5. ELECTRONIC COMMUNICATIONS. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     2.6. COMMITTEES OF DIRECTORS. The Board may, by resolution passed by unanimous consent of the Directors, designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     2.7. COMPENSATION OF DIRECTORS. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. No Director who is an employee of the Member or the Company shall receive compensation for his or her service as a Director.

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     2.8. RESIGNATION. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective.

     2.9. REMOVAL OF DIRECTORS. If at any time the Member desires to remove, with or without cause, any Director, the Member shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal may be filled in accordance with Section 2.10.

     2.10. VACANCIES. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, although less than a quorum. A Director selected to fill a vacancy shall hold office until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

     2.11. DIRECTORS AS AGENTS. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

                                   ARTICLE III
                                    OFFICERS

     3.1. EXECUTIVE OFFICERS. The officers of the Company shall be a Chairman of the Board of Directors, a President, a Treasurer and a Secretary, all of whom shall be elected annually by the Board, and shall hold office during the pleasure of the Board. In addition, the Board may elect one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries. All vacancies occurring among any of the officers shall be filled by the Board. Any officer may be removed and/or replaced at any time by the affirmative vote of a majority of the Directors present at a regular meeting of Directors or at a special meeting of Directors called for the purpose. The initial officers of the Company will be as set forth on Annex B hereto.

     3.2. OTHER OFFICERS. The Board may appoint, remove and replace such other officers, including assistant officers and agents, with such powers and duties as it shall deem necessary. The Board may by resolution authorize the President to appoint and remove such other officers.

     3.3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside when present at all meetings of the Board of Directors, and he or she shall have and perform such other duties as from time to time may be assigned by the Board of Directors, or the Executive Committee, if any.

     3.4. THE PRESIDENT. The President shall be selected from among the directors, and shall, in the absence or non-election of a Chairman of the Board, preside at all meetings

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of the directors. When the Board is not in session, the President shall have general management and control of the business and affairs of the Company.

     3.5. THE VICE-PRESIDENT. The Vice-President, if any, or if there be more than one, the senior Vice-President as determined by the Board of Directors, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Board.

     3.6. THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Company; shall receive and give receipts and acquittances for moneys paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company, of whatever nature, upon maturity; shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by the Treasurer on account of the Company, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

     3.7. THE SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board of Directors; shall attend to the giving and serving of all notices to the Directors or other notice required by law, or by this Agreement; shall affix the seal of the Company to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of Secretary.

     3.9. RELIANCE BY THIRD PARTIES. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the President, Secretary or any Vice President as to:

     (a) the identity of the President or any Member, Director, or other
Officer;

     (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the President, any other Officer, a Director, or the Board, or which are in any other manner germane to the affairs of the Company;

     (c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

     (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

     3.9. SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the Board has the authority by majority vote to reimburse expenses.

                                   ARTICLE IV
                     CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

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     4.1. INITIAL CAPITAL CONTRIBUTIONS. On or immediately prior to the Closing
Date, the Member shall make an initial capital contribution to the Company in the amount of $10 cash.

     4.2. ADDITIONAL CAPITAL CONTRIBUTIONS. The Member shall have the right, but not the obligation, to make capital contributions to the Company in the form of cash, services or otherwise, at the times and in the amounts determined by the Member.

     4.3. CAPITAL ACCOUNTS. A capital account (a "CAPITAL ACCOUNT") shall be established and maintained for the Member. The Capital Account of the Member shall be adjusted, as of the close of business of each Accounting Period, as follows: (a) by crediting the Capital Account of the Member for any Capital Contributions made by the Member during such Accounting Period; (b) by crediting or debiting, as the case may be, the Capital Account of the Member for the Member's share of the Company's profits and losses, as determined under the Act, during such Accounting Period; and (c) by debiting the Capital Account of the Member by the amount of any distributions made to the Member during such Accounting Period.

     4.4. DISTRIBUTIONS. Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

                                    ARTICLE V
                        DISSOLUTION, ASSIGNMENT, TRANSFER

     5.1. DISSOLUTION. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the sale, transfer or other disposition of all the assets of the Company, (b) the decision of the Member to dissolve the Company or
(c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     5.2. ASSIGNMENTS. The Member shall be permitted to transfer all or part of its interest in the Company to any person or entity that assumes all or such portion of the Member's obligations under this Agreement.

     5.3. RESIGNATION. The Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

     5.4. ADDITIONAL MEMBERS. In the sole discretion of the Board of Directors, the Company may admit any person as an additional member of the Company.

                                   ARTICLE VI
                     LIABILITY, EXCULPATION, INDEMNIFICATION

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     6.1. LIABILITY OF THE MEMBER. (a) Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

     (b) Neither the Member nor any of its or the Company's directors, officers, employees, shareholders, agents or representatives (each, a "COVERED PERSON"), shall be liable to the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     6.2. FIDUCIARY DUTY. (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, a Covered Person acting under this Agreement shall not be liable to the Company for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person's or entity's professional or expert competence.

     Section 6.3. INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, that any indemnity under this
Section 6.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

     Section 6.4. EXPENSES. To the extent permitted by applicable law, expenses (including reasonable attorneys' fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the

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Company may, from time to time and at the discretion of the Board, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 6.3.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1. AMENDMENT, WAIVER, ETC. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

     7.2. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

     7.3. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     7.4. INTEGRATION. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     7.5. NO THIRD-PARTY BENEFICIARIES. Except as provided in Article VI with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

     7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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     IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                   SIRVA, INC.

                                   By: /s/ Ronald L. Milewski
                                       -----------------------------------------
                                       Name:  Ronald L. Milewski
                                       Title: Senior Vice President and Chief
                                              Financial Officer

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                                                                         ANNEX A

                                    DIRECTORS

James W. Rogers

Ronald L. Milewski

Ralph A. Ford

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                                                                         ANNEX B

                                    OFFICERS

Name                              Title

James W. Rogers                   Chairman and President

Ronald L. Milewski                Vice President and Treasurer

Ralph A. Ford                     Vice President and Secretary

Michael Fergus                    Vice President

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